Exhibit 99.1
Delek US Holdings Reports First Quarter 2023 Results

•Net income of $64.3 million or $0.95 per share
•Adjusted net income of $92.7 million or $1.37 per share
•Adjusted EBITDA of $284.6 million, compared with $83.6 million from last year
•Generated $395.1 million of cash from operations
•Repaid $281.0 million of consolidated debt, $327.4 million of Delek US Holdings debt
•Repurchased approximately $40.0 million of shares subsequent to quarter end; Increased the quarterly regular dividend by 4.5 percent in May 2023

BRENTWOOD, Tenn.-- May 8, 2023 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its first quarter ended March 31, 2023.
"We delivered a strong quarter. Our team executed well, we captured favorable refining margins, and generated record contributions from the Logistics business," said Avigal Soreq, President and Chief Executive Officer of Delek US. "Having safe, reliable and environmentally responsible operations is a top priority for us, and in the first quarter we successfully completed a significant turnaround at the Tyler refinery with zero process and safety incidents."
"Optimizing the balance sheet and delivering long-term shareholder value are also important. We strengthened our portfolio by paying down debt and investing in projects necessary for safe, reliable operations. To reward our shareholders, we made $14.7 million of dividend payments in the first quarter. In addition, we repurchased approximately $40.0 million of Delek shares after quarter end. And in May, the board of directors increased the quarterly dividend 4.5 percent to 23 cents per share," Mr. Soreq concluded.

Delek US Holdings Results

	Three Months Ended March 31,
($ in millions, except per share data)	2023	2022
Net income attributable to Delek	$64.3	$6.6
Diluted income per share	$0.95	$0.09
Adjusted net income (loss)	$92.7	$(25.0)
Adjusted net income (loss) per share	$1.37	$(0.35)
Adjusted EBITDA	$284.6	$83.6

Refining Segment
The refining segment Adjusted EBITDA was $230.2 million in the first quarter 2023 compared with $39.2 million in the same quarter last year. The increase over 2022 is primarily due to higher refining crack spreads, partially offset by lower sales volume primarily resulting from turnaround activities at the Tyler refinery. During the first quarter 2023, Delek US's benchmark crack spreads were up an average of 29.6% from prior-year levels.
Logistics Segment
The logistics segment Adjusted EBITDA in the first quarter 2023 was $91.4 million compared with $64.0 million in the prior year quarter. The increase over last year's first quarter was driven by strong contributions from the Midland Gathering system and the acquisition of 3 Bear Delaware Holding - NM, LLC ("3 Bear") on June 1, 2022.

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Retail Segment
For the first quarter 2023, Adjusted EBITDA for the retail segment was $6.4 million compared with $10.3 million in the prior-year period. The decrease was primarily driven by lower average margins, partially offset by increased inside store sales.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(43.4) million in the first quarter 2023 compared with a loss of $(29.9) million in the prior-year period. The higher losses are driven by general and administrative costs, primarily related to benefit expenses.
Shareholder Distributions
On May 2, 2023, the Board of Directors increased the quarterly regular dividend by 4.5 percent or $0.01 per share to $0.23 per share.
Liquidity
As of March 31, 2023, Delek US had a cash balance of $865.0 million and total consolidated long-term debt of $2,775.0 million, resulting in net debt of $1.91 billion. As of March 31, 2023, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $11.0 million of cash and $1,708.2 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $854.0 million in cash and $1,066.8 million of long-term debt, or a $212.8 million net debt position.
First Quarter 2023 Results | Conference Call Information
Delek US will hold a conference call to discuss its first quarter 2023 results on Monday, May 8, 2023 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) first quarter 2023 earnings conference call that will be held on Monday, May 8, 2023 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 249 convenience stores in West Texas and New Mexico.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its affiliates owned approximately 78.7% (including the general partner interest) of Delek Logistics Partners, LP at March 31, 2023.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the 3 Bear Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.

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Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by the Organization of Petroleum Exporting Countries ("OPEC") regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the 3 Bear business following the recent acquisition; risks and uncertainties related to the Covid-19 pandemic; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit) and unrealized hedging (gain) loss;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per sales barrel - calculated as refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, and Adjusted Refining Segment Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$865.0	$841.3
Accounts receivable, net	847.8	1,234.4
Inventories, net of inventory valuation reserves	1,314.7	1,518.5
Other current assets	159.4	122.7
Total current assets	3,186.9	3,716.9
Property, plant and equipment:
Property, plant and equipment	4,528.7	4,349.0
Less: accumulated depreciation	(1,646.7)	(1,572.6)
Property, plant and equipment, net	2,882.0	2,776.4
Operating lease right-of-use assets	181.8	179.5
Goodwill	744.3	744.3
Other intangibles, net	310.3	315.6
Equity method investments	354.2	359.7
Other non-current assets	127.2	100.4
Total assets	$7,786.7	$8,192.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,794.1	$1,745.6
Current portion of long-term debt	49.5	74.5
Current portion of obligation under Inventory Intermediation Agreements	57.1	49.9
Current portion of operating lease liabilities	53.4	49.6
Accrued expenses and other current liabilities	915.8	1,166.8
Total current liabilities	2,869.9	3,086.4
Non-current liabilities:
Long-term debt, net of current portion	2,725.5	2,979.2
Obligation under Inventory Intermediation Agreements	479.1	491.8
Environmental liabilities, net of current portion	111.5	111.5
Asset retirement obligations	42.1	41.8
Deferred tax liabilities	283.8	266.5
Operating lease liabilities, net of current portion	121.5	122.4
Other non-current liabilities	29.0	23.7
Total non-current liabilities	3,792.5	4,036.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 84,569,103 shares and 84,509,517 shares issued at March 31, 2023 and December 31, 2022, respectively	0.9	0.9
Additional paid-in capital	1,141.2	1,134.1
Accumulated other comprehensive loss	(5.2)	(5.2)
Treasury stock, 17,575,527 shares, at cost, at March 31, 2023 and December 31, 2022, respectively	(694.1)	(694.1)
Retained earnings	557.2	507.9
Non-controlling interests in subsidiaries	124.3	125.9
Total stockholders’ equity	1,124.3	1,069.5
Total liabilities and stockholders’ equity	$7,786.7	$8,192.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended March 31,
	2023	2022 (1)
Net revenues	$3,924.3	$4,459.1
Cost of sales:
Cost of materials and other	3,439.6	4,152.5
Operating expenses (excluding depreciation and amortization presented below)	170.8	142.4
Depreciation and amortization	76.8	62.7
Total cost of sales	3,687.2	4,357.6
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	27.0	27.4
General and administrative expenses	71.5	50.2
Depreciation and amortization	6.6	5.6
Other operating income, net	(10.8)	(28.4)
Total operating costs and expenses	3,781.5	4,412.4
Operating income	142.8	46.7
Interest expense, net	76.5	38.4
Income from equity method investments	(14.6)	(10.9)
Other (income) loss, net	(7.1)	1.3
Total non-operating expense, net	54.8	28.8
Income before income tax expense	88.0	17.9
Income tax expense	15.8	3.1
Net income	72.2	14.8
Net income attributed to non-controlling interests	7.9	8.2
Net income attributable to Delek	$64.3	$6.6
Basic income per share	$0.96	$0.09
Diluted income per share	$0.95	$0.09
Weighted average common shares outstanding:
Basic	66,951,975	73,236,274
Diluted	67,369,374	73,649,266
(1) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $2.9 million for the three months ended March 31, 2022.

Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net cash provided by operating activities	$395.1	$26.8
Cash flows from investing activities:
Net cash used in investing activities	(222.1)	(30.2)
Cash flows from financing activities:
Net cash (used in) provided by financing activities	(149.3)	1.0
Net increase (decrease) in cash and cash equivalents	23.7	(2.4)
Cash and cash equivalents at the beginning of the period	841.3	856.5
Cash and cash equivalents at the end of the period	$865.0	$854.1

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Significant Transactions During the Quarter Impacting Results:
Insurance Recoveries
During the first quarter 2023, we received insurance recoveries related to the fire and freeze events that occurred during the first quarter 2021, which unfavorably impacted our results during the first two quarters of 2021. For the three months ended March 31, 2023, we have recognized an additional $5.1 million ($4.0 million after-tax) of business interruption insurance recoveries, which were recorded in other operating income on the consolidated statement of income. We have additional business interruption claims that are outstanding and still pending which are expected to be recognized in future quarters. Because business interruption losses are economic in nature rather than recognized, the related insurance recoveries are included as an Adjusting item in Adjusted net income and Adjusted EBITDA.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel and per barrel cost of materials and other for the period recognized on a FIFO basis. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.

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Reconciliation of Net Income (Loss) Attributable to Delek to Adjusted Net Income (Loss)

	Three Months Ended March 31,
$ in millions (unaudited)	2023	2022

Reported net income (loss) attributable to Delek	$64.3	$6.6
Adjusting items (1)
Inventory LCM valuation (benefit) loss	(1.7)	(8.5)
Tax effect	0.4	2.0
Inventory LCM valuation (benefit) loss, net	(1.3)	(6.5)
Other inventory impact	77.1	(87.0)
Tax effect	(17.3)	20.8
Other inventory impact, net (2)	59.8	(66.2)
Business interruption insurance recoveries	(5.1)	(10.0)
Tax effect	1.1	2.2
Business interruption insurance recoveries, net (2)	(4.0)	(7.8)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	(32.2)	64.5
Tax effect	7.2	(15.6)
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	(25.0)	48.9
Restructuring costs	(1.4)	—
Tax effect	0.3	—
Restructuring costs, net	(1.1)	—
Total adjusting items (1)	28.4	(31.6)
Adjusted net income (loss)	$92.7	$(25.0)
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share:

	Three Months Ended March 31,
$ per share (unaudited)	2023	2022

Reported diluted income per share	$0.95	$0.09
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	(0.02)	(0.09)
Other inventory impact (3)	0.89	(0.90)
Business interruption insurance recoveries (3)	(0.06)	(0.11)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements (4)	(0.37)	0.66
Restructuring costs	(0.02)	—
Total adjusting items (1)	0.42	(0.44)
Adjusted net income (loss) per share	$1.37	$(0.35)
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

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Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA
	Three Months Ended March 31,
$ in millions (unaudited)	2023	2022
Reported net (loss) income attributable to Delek	$64.3	$6.6
Add:
Interest expense, net	76.5	38.4
Income tax expense (benefit)	15.8	3.1
Depreciation and amortization	83.4	68.3
EBITDA attributable to Delek	240.0	116.4
Adjusting items
Net inventory LCM valuation (benefit) loss	(1.7)	(8.5)
Other inventory impact (1)	77.1	(87.0)
Business Interruption insurance recoveries (1)	(5.1)	(10.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(32.2)	64.5
Restructuring costs	(1.4)	—
Net income attributable to non-controlling interest	7.9	8.2
Total Adjusting items	44.6	(32.8)
Adjusted EBITDA	$284.6	$83.6
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

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Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA
	Three Months Ended March 31, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$192.1	$91.4	$6.4	$(49.9)	$240.0
Adjusting items
Net inventory LCM valuation (benefit) loss	(1.7)	—	—	—	(1.7)
Other inventory impact (1)	77.1	—	—	—	77.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(32.2)	—	—	—	(32.2)
Restructuring costs	—	—	—	(1.4)	(1.4)
Business Interruption insurance recoveries (1)	(5.1)	—	—	—	(5.1)
Net income attributable to non-controlling interest	—	—	—	7.9	7.9
Total Adjusting items	38.1	—	—	6.5	44.6
Adjusted Segment EBITDA	$230.2	$91.4	$6.4	$(43.4)	$284.6

	Three Months Ended March 31, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$80.0	$64.2	$10.3	$(38.1)	$116.4
Adjusting items
Net inventory LCM valuation (benefit) loss	(8.5)	—	—	—	(8.5)
Other inventory impact (1)	(87.0)	—	—	—	(87.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	64.7	(0.2)	—	—	64.5
Business Interruption insurance recoveries (1)	(10.0)	—	—	—	(10.0)
Net income attributable to non-controlling interest	—	—	—	8.2	8.2
Total Adjusting items	(40.8)	(0.2)	—	8.2	(32.8)
Adjusted Segment EBITDA	$39.2	$64.0	$10.3	$(29.9)	$83.6
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

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Refining Segment Selected Financial Information	Three Months Ended March 31,
	2023	2022
Total Refining Segment	(Unaudited)
Days in period	90	90
Total sales volume - refined product (average barrels per day ("bpd")) (1)	271,715	303,865
Total production (average bpd)	266,606	286,058

Crude oil	248,199	272,156
Other feedstocks	20,336	14,871
Total throughput (average bpd):	268,535	287,027

Total refining production margin per bbl total throughput	$16.44	$10.71
Total refining operating expenses per bbl total throughput	$5.60	$4.56

Total refining production margin ($ in millions)	$397.3	$276.6
Trading & supply and other ($ millions) (2)	(18.4)	(105.3)
Total adjusted refining margin ($ in millions)	$378.9	$171.3

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	69.8%	62.7%
Gulf Coast Sweet Crude	4.7%	9.4%
Local Arkansas crude oil	4.5%	4.4%
Other	21.0%	23.5%

Crude utilization (% based on nameplate capacity)(5)	82.2%	90.1%

Tyler, TX Refinery
Days in period	90	90
Products manufactured (average bpd):
Gasoline	18,776	37,228
Diesel/Jet	13,042	29,010
Petrochemicals, LPG, NGLs	736	2,251
Other	1,778	1,670
Total production	34,332	70,159
Throughput (average bpd):
Crude oil	29,810	66,436
Other feedstocks	4,694	3,720
Total throughput	34,504	70,156

Tyler refining production margin ($ in millions)	$67.2	$79.2
Per barrel of throughput:
Tyler refining production margin	$21.65	$12.54
Operating expenses (3)	$8.70	$4.64
Crude Slate: (% based on amount received in period)
WTI crude oil	37.5%	86.8%
East Texas crude oil	62.5%	13.2%

Capture Rate (4)	66.5%	53.0%
El Dorado, AR Refinery
Days in period	90	90
Products manufactured (average bpd):
Gasoline	38,044	36,875
Diesel	27,710	29,178
Petrochemicals, LPG, NGLs	1,290	1,019
Asphalt	7,718	7,123
Other	746	785
Total production	75,508	74,980
Throughput (average bpd):
Crude oil	72,637	72,091
Other feedstocks	4,558	3,947
Total throughput	77,195	76,038

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Refining Segment Selected Financial Information (continued)	Three Months Ended March 31,
	2023	2022
El Dorado refining production margin ($ in millions)	$93.0	$49.0
Per barrel of throughput:
El Dorado refining production margin	$13.38	$7.16
Operating expenses (3)	$4.47	$4.14
Crude Slate: (% based on amount received in period)
WTI crude oil	61.9%	31.4%
Local Arkansas crude oil	14.7%	17.4%
Other	23.4%	51.2%

Capture Rate (4)	41.1%	30.2%
Big Spring, TX Refinery
Days in period	90	90
Products manufactured (average bpd):
Gasoline	38,509	32,894
Diesel/Jet	25,642	22,688
Petrochemicals, LPG, NGLs	3,133	3,333
Asphalt	1,642	1,881
Other	2,642	1,280
Total production	71,568	62,076
Throughput (average bpd):
Crude oil	67,989	60,633
Other feedstocks	4,625	1,739
Total throughput	72,614	62,372

Big Spring refining production margin ($ in millions)	$119.8	$71.1
Per barrel of throughput:
Big Spring refining production margin	$18.33	$12.66
Operating expenses (3)	$5.80	$6.06
Crude Slate: (% based on amount received in period)
WTI crude oil	74.8%	66.7%
WTS crude oil	25.2%	33.3%

Capture Rate (4)	58.7%	55.4%
Krotz Springs, LA Refinery
Days in period	90	90
Products manufactured (average bpd):
Gasoline	41,846	32,667
Diesel/Jet	32,783	30,994
Heavy oils	3,509	1,021
Petrochemicals, LPG, NGLs	6,873	6,927
Other	187	7,234
Total production	85,198	78,843
Throughput (average bpd):
Crude oil	77,764	72,997
Other feedstocks	6,459	5,464
Total throughput	84,223	78,461

Krotz refining production margin ($ in millions)	$117.3	$77.3
Per barrel of throughput:
Krotz Springs refining production margin	$15.47	$10.95
Operating expenses (3)	$5.21	$4.12
Crude Slate: (% based on amount received in period)
WTI Crude	79.8%	64.3%
Gulf Coast Sweet Crude	14.3%	35.7%
Other	5.9%	—%

Capture Rate (4)	81.1%	63.0%
(1)     Includes sales to other segments which are eliminated in consolidation.
(2)    Trading and supply activities include the employment of marketing uplift strategies and the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations.

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(3)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.
(4)    Defined as refining production margin divided by the respective crack spread. See page 14 for crack spread information.
(5) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	63,528	72,872
Refined products pipelines	55,003	59,522
SALA Gathering System	13,872	16,156
East Texas Crude Logistics System	10,508	16,056
Midland Gathering Assets (1)	222,112	100,325
Plains Connection System	240,597	162,007
Delaware Gathering Assets: (2)
Natural Gas Gathering and Processing (Mcfd) (3)	74,716	n/a
Crude Oil Gathering (average bpd)	103,725	n/a
Water Disposal and Recycling (average bpd)	88,182	n/a

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	34,816	70,578
Big Spring wholesale marketing throughputs (average bpd)	78,380	75,549
West Texas wholesale marketing throughputs (average bpd)	8,696	9,913
West Texas wholesale marketing margin per barrel	$2.58	$3.04
Terminalling throughputs (average bpd) (5)	93,305	137,622
(1) Formerly known as the Permian Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.
(2) Formally known as 3 Bear, which was acquired June 1, 2022.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

Retail Segment Selected Information	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Number of stores (end of period)	249	248
Average number of stores	249	248
Average number of fuel stores	244	243
Retail fuel sales (thousands of gallons)	39,964	39,505
Average retail gallons sold per average number of fuel stores (in thousands)	164	163
Average retail sales price per gallon sold	$3.28	$3.54
Retail fuel margin ($ per gallon) (1)	$0.27	$0.31
Merchandise sales (in millions)	$73.9	$69.7
Merchandise sales per average number of stores (in millions)	$0.3	$0.3
Merchandise margin %	33.0%	34.6%

	Three Months Ended March 31,
	2023	2022
Same-Store Comparison (2)	(Unaudited)

Change in same-store fuel gallons sold	(1.7)%	0.8%
Change in same-store merchandise sales	5.3%	(5.2)%

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(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment Selected Financial Information and Other Reconciliation of Amounts Reported Under U.S. GAAP

	Three Months Ended March 31, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,600.8	$118.5	$205.0	$—	$3,924.3
Inter-segment fees and revenues	193.7	125.0	—	(318.7)	—
Total revenues	$3,794.5	$243.5	$205.0	$(318.7)	$3,924.3
Cost of sales	3,654.5	170.1	170.0	(307.4)	3,687.2
Gross margin	$140.0	$73.4	$35.0	$(11.3)	$237.1

	Three Months Ended March 31, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$4,166.5	$82.8	$209.5	$0.3	$4,459.1
Inter-segment fees and revenues	225.8	123.8	—	(349.6)	—
Total revenues	$4,392.3	$206.6	$209.5	$(349.3)	$4,459.1
Cost of sales	4,365.7	153.6	173.0	(334.7)	4,357.6
Gross margin	$26.6	$53.0	$36.5	$(14.6)	$101.5

Pricing Statistics	Three Months Ended March 31,
(average for the period presented)	2023	2022

WTI — Cushing crude oil (per barrel)	$75.96	$95.18
WTI — Midland crude oil (per barrel)	$75.99	$95.01
WTS — Midland crude oil (per barrel)	$75.39	$94.90
LLS (per barrel)	$78.84	$97.49
Brent (per barrel)	$82.10	$97.92

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$32.55	$23.68
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$31.22	$22.84
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$19.08	$17.40

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.39	$2.71
Gulf Coast Ultra low sulfur diesel (per gallon)	$2.87	$3.02
U.S. Gulf Coast high sulfur diesel (per gallon)	$1.92	$2.69
Natural gas (per MMBTU)	$2.73	$4.59
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S. Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. Starting in Q1 2023, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and 50% of (Argus pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel) and 50% of (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). Historical Gulf Coast 2-1-1 crack spread measures have been revised to conform to current period presentation. The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended March 31,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2023	2022
Gross margin	$140.0	$26.6
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	139.1	122.7
Depreciation and amortization	56.6	52.8
Refining Margin	$335.7	$202.1
Adjusting items, after tax
Net inventory LCM valuation loss (benefit)	(1.7)	(8.5)
Other inventory impact	77.1	(87.0)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(32.2)	64.7
Total adjusting items	43.2	(30.8)
Adjusted Refining Margin	$378.9	$171.3

Calculation of Net Debt	March 31, 2023	December 31, 2022
Long-term debt - current portion	$49.5	$74.5
Long-term debt - non-current portion	2,725.5	2,979.2
Total long-term debt	2,775.0	3,053.7
Less: Cash and cash equivalents	865.0	841.3
Net debt - consolidated	1,910.0	2,212.4
Less: DKL net debt	1,697.2	1,653.6
Net debt, excluding DKL	$212.8	$558.8

Investor/Media Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence, 615-767-4344

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

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